Certain portions of this exhibit have been omitted based upon a request for confidential treatment. Omitted portions have been separately filed with the Commission.

                                                                  EXHIBIT 10.21

                           ZEUS DEVELOPMENT AGREEMENT

         This ZEUS DEVELOPMENT AGREEMENT (hereinafter the "Agreement") is made as of this 3rd day of July, 1997, by and between COMPUTER MOTION, INC., a California corporation, having its principal place of business at 130-B Cremona Drive, Goleta, California, 93117, (hereinafter referred to as "CMI"), and GALEN HEALTHCARE, INC., a Delaware corporation, having its principal place of business at One Park Plaza, Nashville Tennessee 37203-0550 and its subsidiaries and affiliates (hereinafter referred to as "Columbia").

                                R E C I T A L S :

         A. CMI has developed or acquired substantial expertise, know-how and technical information relating to the design, development, manufacture and testing of hardware and software for a robotic microsurgery system (hereinafter referred to collectively as "Proprietary Information");

         B. CMI is in the process of developing and refining its Zeus Microsurgery Robotic System (the "Product");

         C. CMI has developed or acquired rights to valuable hardware and software incorporated in the Product (hereinafter referred to collectively as "Technology") and holds patent, copyright, trade secret, trade identity and other proprietary rights which exist in and to the Product, Proprietary Information and Technology;

         D. Columbia shall underwrite the purchase of the Product on behalf of Medical City of Dallas Hospital ("Hospital"). The Product will reside at the Hospital, which is owned by Columbia; and

         E. CMI desires to have Columbia assist in the development and refinement of the Product and is willing to provide Columbia a prototype Product and certain support services in connection with Columbia's use thereof on such terms and conditions as are provided herein.



                               A G R E E M E N T :

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CMI and Columbia, intending to be legally bound, have agreed and do hereby agree as follows:


1.       LOCATION OF DEFINITIONS


         (a) "CMI" and "Columbia" shall be defined as set forth in the opening paragraph of this Agreement.

         (b) "Deliverable Items" shall be defined as set forth in Paragraph 2(a) and Exhibit A.

         (c)  "Hospital" shall be defined as set forth in Recital D.

         (d)  "Improvement" shall be defined as set forth in Paragraph 4(b).

         (e)  "Product" shall be defined as set forth in Recital B.

         (f) "Proprietary Information" shall be defined as set forth in Recital A and Paragraph 6(a).

         (g)  "Technology" shall be defined as set forth in Recital C.

         (h)  "Work" shall be defined as set forth in Paragraph 4(a).

          2.      AGREEMENTS OF CMI

         (a) CMI shall deliver the "Deliverable Items" as listed on Exhibit A on the schedule specified on Exhibit B.

         (b) For eighteen months following the date of delivery of Product, CMI shall place a Clinical Engineer, to be primarily stationed at the Hospital, with principle responsibility for the day-to-day operations and activities relating to the Product. The responsibilities of the Clinical Engineer shall include, but not be limited to the following:

             (i) The coordination of quarterly engineering meetings the location of which shall alternate between Santa Barbara and the various development partners, including the Hospital;

             (ii) Arranging conference calls no less than monthly between CMI engineering personnel and the clinical staff of the Hospital;

             (iii) Make hardware retrofit and software upgrades directly related to the Product;

             (iv) Training of Columbia staff relating to modifications and improvements to hardware and software incorporated into the Product; and

             (v) General ongoing support of Columbia clinical studies and research relating to the Product and the Work.

             (vi) Perform Product maintenance to maintain Product in proper working condition.

         (c) CMI shall furnish Columbia with all available information relating to the Product and such other materials as may be reasonably requested in writing by Columbia. In addition, CMI management and engineering personnel shall be available to answer questions and provide telephone consultation to Hospital's medical and clinical personnel, such availability to be coordinated by the Clinical Engineer at no additional cost. Clinical Engineer will use good faith efforts to abide by the same policies as Columbia employees working at the Hospital.

3.       AGREEMENTS OF COLUMBIA

         (a) Columbia agrees to pay CMI the amounts set forth at the times specified on Exhibit B, such payments to be effected by bank draft into an account designated by CMI.

         (b) Columbia acknowledges that the Product has not been approved by the United States Food and Drug Administration, or any other governmental agency for use on humans. Columbia agrees that it shall not use, nor permit the use of, the Product on humans until such time as CMI has confirmed in writing to Columbia that the Product, in the form then existing at Hospital, has been so approved. After receipt of such confirmation, Columbia shall use the Product only in the manner and for the procedures so approved by the applicable governmental authorities. Columbia acknowledges that such approval may not be obtained for several years, if at all, and that the Product, as the existing at the Hospital, may require substantial modification to conform to the Products as approved by the applicable governmental authorities. If and when approval is obtained, CMI shall furnish Columbia with a copy of the FDA approval documentation.

4.       OWNERSHIP OF THE WORK

         (a) The results of the efforts by Columbia and its personnel under this Agreement (the "Work"), and all revisions, amendments, modifications and enhancements and sequels thereto produced by Columbia, a third party acting on behalf of Columbia or CMI, including but not limited to reports, memoranda, studies, drawings, computer programs and appurtenant object code and source code, documentation, molds, copyrights, prototypes and models, shall be the exclusive property of CMI.

         (b) In the event that Columbia shall make any modification, improvement or enhancement (an "Improvement") to the Product or the Technology which shall be sufficiently original and distinct so as not to constitute a derivative work thereof or otherwise infringe on the rights of CMI or others, Columbia and CMI shall enter into good faith negotiations with respect to the amount and form of compensation to which Columbia shall be entitled with respect thereto either in the form of a one-time fee or a royalty. In order to allow an evaluation of the modification, improvement or enhancement, Columbia will submit a confidential written report describing in reasonable detail the nature of the Improvements which may be compensable under the terms of this Paragraph 4(b) and identifying the inventors therefore. Such report shall be presented to CMI not more than forty-five (45) days after the origination of the idea or concept relating to the Product or the Technology. CMI shall have sole and exclusive right to assignment of, and to prosecute and maintain any and all patents arising from the activities contemplated by this Agreement, including any Improvement. If no agreement on compensation can be reached between CMI and Columbia, both parties agree to submit this issue to binding arbitration.

         (c) Columbia acknowledges that no such title to any such enhancements, modifications, improvements, updates or derivative works made by Columbia to the Technology, and related documentation, is granted by CMI to Columbia under this Agreement, and that no such assertion shall be made by Columbia. Notwithstanding anything to the contrary in this Paragraph 4(c), Columbia shall not assign or sublicense its right to develop, modify and enhance the Technology to any entity (other than a subsidiary of Columbia or any entity into which Columbia merges or which acquires substantially all of the stock or assets of Columbia) without the prior written consent of CMI, which shall not be unreasonably withheld.

         (d) Other than disposable products used in the performance of the Product, Columbia may use the Product without payment of any additional fees, royalties or other charges for usage or intellectual property rights.


5.       EXPENSES

         Each party shall pay its own expenses incurred by such party while engaged in the performance of their respective duties under this Agreement.


6.       CONFIDENTIALITY

         (a) Each party acknowledges and agrees that certain information which it may receive from the other party will be proprietary information to the disclosing party. Such information includes but is not limited to:

             (i) the fact that the disclosing party intends to develop or has developed the Product;

             (ii) any information concerning the Product and its intended marketing;

             (iii) any information concerning the existence, terms and conditions of this Agreement; except that CMI or Columbia may disclose such terms and conditions as may be required by law;

             (iv) nonpublic information concerning the business or finances of the disclosing party; and

             (v) any other information which if disclosed to a third party could adversely affect a competitive advantage of the disclosing party, including expertise, know-how and technical information relating to the design, development, manufacture and testing of Technology integrated or to be integrated into the Product.

         All of (i) through (v) shall be collectively referred to herein as "Proprietary Information".

         (b) Each party agrees, to hold in confidence all Proprietary Information of the other party and to use at least the same degree of care to prevent the unauthorized copying, use and/or disclosure of the other party's Proprietary Information that it uses to protect its own confidential information of like importance. Further, each party agrees to have each of its, consultants, and subcontractors having access to Proprietary Information of CMI sign an agreement to protect such confidential information. Columbia and its employees agree that no papers, presentations or other public disclosure of the Proprietary Information will be made without CMI's prior written approval.

         (c) Each party agrees that the other party shall have the right to approve in advance the content, time, place and manner of any announcement or other such statement pertaining to this Agreement and the subject matter hereof, which approval shall not be unreasonably withheld. Information which CMI will not approve for public disclosure thereof includes, without limitation, the financial arrangements, development and delivery schedules.

         (d) Each party's respective obligation to hold the other party's Proprietary Information in strict confidence shall not apply to any information that:

             (i) becomes known to the general public without breach of the non-disclosure obligations of this Agreement;

             (ii) is disclosed by the owner of the Proprietary Information to others without restriction on disclosure;

             (iii) is obtained from a third party without breach of a legal, contractual or fiduciary obligation to CMI; or

             (iv) is required to be disclosed in connection with any suit, action or other dispute related to this Agreement.

         (e) Each party agrees that the unauthorized use or disclosure of the other party's Proprietary Information may cause irreparable injury to the party concerned. Both parties further agree that all confidentiality commitments hereunder shall reasonably survive this Agreement.

7.       PROTECTION OF PROPRIETARY RIGHTS

         Columbia covenants and agrees that it shall take all reasonable actions necessary or prudent for the protection of CMI's proprietary rights in and to the Technology and the Work.


8.       COLUMBIA'S WARRANTIES AND INDEMNIFICATIONS

         (a) Columbia represents and warrants to CMI as follows:

             (i) Columbia possesses full power and authority to enter into this Agreement, and to carry out its obligations hereunder.

             (ii) The performance of the terms of this Agreement and the performance of Columbia's duties hereunder will not breach any separate agreement by which Columbia is bound. Columbia shall not commit any act or enter into any agreement or understanding with any third party which is inconsistent or in conflict with this Agreement.

             (iii) There is presently no litigation or other claim, pending or threatened, nor a fact which may be the basis of any claim, against Columbia which would restrict or prohibit the transactions contemplated by this Agreement. Columbia has not taken any action or failed to take any action which would interfere with the rights of CMI under this Agreement.

         (b) Hospital agrees to indemnify and hold CMI and its officers, directors, agents and employees harmless from and against any and all claims, losses, liabilities, damages, expenses and costs (including reasonable attorneys and expert witness fees) (collectively "Claims") which result from Hospital's negligence or misuse of the Product; or any breach of any of the representations or or warranties of Hospital contained in this Agreement; including Claims incurred in the settlement or avoidance as a result of any of the foregoing; provided, however, that CMI shall give prompt written notice to Hospital of the assertion of any such Claim and provided further that Hospital shall have the right to select counsel and control the defense and settlement thereof, subject to the right of CMI to participate in any such action or to proceed at its own expense with counsel of its own choosing.

         (c) The representations, warranties and indemnification rights set forth in this Agreement shall survive execution of this Agreement and the performance of the obligation of Columbia hereunder.


9.       CMI'S WARRANTIES AND INDEMNIFICATIONS

         (a) CMI represents and warrants to Columbia as follows:

             (i) CMI possesses full power and authority to enter into this Agreement, and to carry out its obligations hereunder.

             (ii) With respect to any intellectual property to be developed by CMI which CMI will disclose to Columbia in performance of this Agreement, CMI warrants, to the best of its knowledge, that it has the right to make use and disclose without liability to any third party.

             (iii) The performance of the terms of this Agreement, the use of the Product by Columbia and the performance of CMI's duties hereunder will not breach any separate agreement by which CMI is bound or violate or infringe any rights of any third party, including third party intellectual property rights. CMI shall not commit any act or enter into any agreement or understanding with any third party which is inconsistent or in conflict with this Agreement.

             (iv) There is presently no litigation or other claim, pending or threatened, nor a fact which may be the basis of any claim, against CMI which would restrict or prohibit the transactions contemplated by this Agreement or Columbia's use of the Product. CMI has not taken any action or failed to take any action which would interfere with the rights of Columbia under this Agreement.

             (v) The Product will substantially perform in accordance with the representations stated in this Agreement and the documentation and materials supplied by CMI.

         (b) CMI agrees to indemnify and hold Hospital and its officers, directors, agents and employees harmless from and against (i) any Claims of third parties to the extent caused by defects in the design and/or manufacture of the Product and (ii) any and all Claims which arise from the Product, the Technology, or the use thereof, including any Claims arising from alleged infringement of patent or other intellectual property rights of others. If such a Claim is made or appears possible, Hospital agrees to allow CMI to modify or replace the allegedly infringing component. CMI has no obligation under this Section 9 for any Claim to the extent based on Hospital's modification of the Product or the Technology or its combination, operation, or use with any other product, data or apparatus not specified or provided by CMI.

         (c) The representations, warranties and indemnification rights set forth in this Agreement shall survive execution of this Agreement and the performance of the obligation of CMI hereunder.


10.      GENERAL

         (a) Any notice required or permitted to be sent hereunder shall be effective upon receipt, in writing, and shall be sent by registered or certified mail, return receipt requested, or overnight delivery with proof of delivery, to the appropriate party at the addresses set forth below, or to such other addresses as such party shall have designated by notice hereunder.

                           Columbia
                           One Park Plaza
                           Nashville Tennessee 37203-0550
                           Attn: Mike Georgulis, Jr.

                           cc. General Counsel
                           Columbia
                           One Park Plaza
                           Nashville Tennessee 37203-0550

                           Computer Motion, Inc.
                           130-B Cremona Drive
                           Goleta, CA 93117
                           Attn: John Greathouse

         (b) This Agreement shall be governed and interpreted in accordance with the internal laws of the State of Tennessee. In the event of any legal proceeding between the parties arising from this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded or granted, its costs and expenses (including reasonable attorneys' and expert witness' fees) incurred in any such proceeding.

                   (c ) This Agreement does not constitute Columbia as the agent or legal representative of CMI, or CMI as the agent or legal representative of Columbia for any purpose whatsoever. Neither party is granted any express or implied right or authority by the other party to assume or to create any obligation or responsibility in behalf of or in the name of the other party, or to bind the other party in any manner or thing whatsoever.

                   (d) Columbia shall be responsible for any withholding taxes, payroll taxes, disability insurance payments, workmens' compensation, unemployment taxes, and other similar taxes or charges on the wages and payments received by its agents or employees and CMI shall be responsible for any withholding taxes, payroll taxes, disability insurance payments, unemployment taxes, and other similar taxes or charges on the wages and payments received by the Clinical Engineer. CMI shall be responsible for the actions of the Clinical Engineer as it would any of its employees.

         (e) Neither party shall be deemed in default of this Agreement to the extent that performance of their obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortages of materials or supplies, or any other cause beyond the control of such party ("force majeure") provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses its best efforts to cure any such breach. In the event of any such force majeure, the time for performance or cure shall be extended for a period equal to the duration of the force majeure but not in excess of three (3) months.

         (f) This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

         (g) Should any provision of this Agreement be held to be void, invalid, or inoperative, the remaining provisions hereof shall not be affected and shall continue in effect as though such unenforceable provision(s) had not been included herein. The name of this Agreement and the headings of the sections of this Agreement are inserted for convenience of reference only and shall not be used or relied upon in or in connection with the construction or interpretation of this Agreement.

         (h) No failure or delay by either party in exercising any right, power, or remedy hereunder shall operate as a waiver of any such right, power, or remedy. It is agreed that any remedies provided for in this Agreement shall be cumulative and shall not be exclusive of any other remedies available hereunder, or at law or in equity. No waiver or modification of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         (i) This Agreement, including the Exhibits hereto, sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties hereto concerning the subject matter hereof.

         (j) This Agreement may be executed in counterparts, but shall not be binding upon the parties until it has been signed by both parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.



GALEN HEALTHCARE, INC.                     COMPUTER MOTION, INC.


By: _____________________________          By: _________________________________

Name: ___________________________          Name: _______________________________

Title: __________________________          Title: ______________________________

                                    EXHIBIT A

                                Deliverable Items


1.       Fully executed copy of this Agreement.

2.       One (1) fully operational prototype of the Product.

                                    EXHIBIT B

                   Schedule of Payments and Deliverable Items



Description of Payment or Milestone                    Delivery Date                           Payment
-----------------------------------                    -------------                           -------
Upon signing of this agreement by CMI and Columbia     Date hereof                               [*]

Delivery of prototype Product                          Within 90 days of the date hereof         [*]
Post-delivery payment due                              Within 30 days after delivery and         [*]
                                                       acceptance of prototype Product